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                                                               Draft of 12/15/97


                    AGREEMENT FOR DISTRIBUTION OF RETAINED
                       EARNINGS AND TAX INDEMNIFICATION


        This AGREEMENT FOR DISTRIBUTION OF RETAINED EARNINGS AND TAX INDEMNIFICATION (the "Agreement") is entered into effective the ____ day of ____________, 1998, between 1-800 CONTACTS, INC., a Utah corporation (the "Company"), and the stockholders of the Company listed on the signature page hereto (the "Stockholders").

        WHEREAS, the Company is undertaking a public offering of its common stock in order to raise additional equity (the "Public Offering");

        WHEREAS, the Company and the Stockholders have entered into this Agreement in connection with the Public Offering;

        WHEREAS, the Company will be classified as an S corporation until immediately prior to the Public Offering, after which it will be classified as a C corporation;

        WHEREAS, the Stockholders are all of the existing stockholders of the Company;

        WHEREAS, the Company wishes to make a distribution to the Stockholders of all of its retained earnings prior to the termination of its status as an S corporation; and

        WHEREAS, the Company and the Stockholders wish to provide for tax indemnification arrangements in connection with the Company's termination as an S corporation.

        NOW, THEREFORE, the parties agree as follows:


                                  ARTICLE I

                      DISTRIBUTION OF RETAINED EARNINGS

        The Company hereby agrees to distribute to the Stockholders the amount of the Company's retained earnings, as determined for financial accounting purposes under generally accepted accounting principles, as of the Termination Date (as defined below). The Company currently estimates that its retained earnings as of the Termination Date will be approximately $______ million. The distribution shall be effected by the issuance of a promissory notes of the Company to the Stockholders prior to the Termination Date. The promissory notes shall provide for upward or downward adjustments based on a final determination of such retained earnings. The promissory notes shall be repaid by the Company using a portion of the net proceeds of the Public Offering.

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                                   ARTICLE II

                      TERMINATION OF S CORPORATION STATUS

        The Company's status as an S corporation under Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), will be terminated as of the earlier of (i) the date of the closing of the Public Offering or (ii) the date specified in a revocation of S corporation status duly filed by the Company (such date being referred to hereinafter as the "Termination Date"). The Company's status as an S corporation under pertinent state tax laws will also be terminated on the Termination Date. The Company shall use the pro rata allocation method prescribed in Section 1362(e)(2) of the Code in order to allocate its taxable income between the short S corporation taxable year ending the day prior to the Termination Date and the C corporation short taxable year commencing on the Termination Date; provided that, if the Company has revoked its S corporation status prior to the date of the Public Offering, it shall use the "closing-of-the-books" method prescribed in Section 1362(e)(3) of the Code.


                                  ARTICLE III

                                     TAXES

        3.1 FILING OF TAX RETURNS.  The Company covenants and agrees that:
(a) the Company shall be responsible for and shall effect the filing of all federal, state, foreign and local returns for the Company with respect to any and all taxable periods; and (b) the Company shall pay any and all taxes required to be paid by the Company for all periods covered by the returns as required by applicable law, subject to reimbursement by the Stockholders to the extent prescribed herein.

        3.2 COMPANY'S INDEMNIFICATION OF THE STOCKHOLDERS FOR ADDITIONAL PRE-OFFERING TAXES. The Company hereby indemnifies and agrees to hold the Stockholders harmless from, against and in respect of any federal and state income tax liability (including penalties, interest and any taxes resulting from the payments under this section) incurred by the Stockholders as a result of a final determination of an adjustment (by reason of an amended return, claim for refund, audit or otherwise) to the Company's tax returns which increases the tax liability of the Stockholders for taxable periods ending prior to the Termination Date (including the short taxable period ending the day before the Termination Date).

        3.3 STOCKHOLDERS' INDEMNIFICATION OF THE COMPANY. The Stockholders hereby indemnify and agree to hold the Company harmless from, against and in respect of any federal and state income tax liability (including penalties, interest and any taxes resulting from the payments under this sentence) incurred by the Company as a result of a final determination that the Company was not an S corporation for federal or state income tax purposes for any taxable period ending prior to the Termination Date (including a short taxable period ending the day before the Termination Date); provided that in no event shall the Stockholders' aggregate liability under this sentence exceed any refund of taxes and interest received by the Stockholders as a result of such final determination and/or any ensuing claim for refund. The Stockholders further hereby indemnify and

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agree to hold the Company harmless from, against and in respect of any federal and state income tax liability (including penalties, interest and any taxes resulting from the payments under this sentence) incurred by the Company as a result of final determination of an adjustment (by reason of an amended return, claim for refund, audit or otherwise) to the Company's or the Stockholders' tax returns which decreases the Stockholders' tax liability for a taxable period ending prior to the Termination Date (including the short taxable period ending the day before the Termination Date) and correspondingly increases the tax liability of the Company (or its consolidated subsidiaries) for a taxable period ending after the Termination Date; provided that in no event shall the Stockholders' aggregate liability under this sentence exceed any refund of taxes and interest received by the Stockholders as a result of such final determination and/or ensuing claim for refund.

        3.4 PAYMENTS. The Stockholders or the Company, as the case may be, shall make any payment required under this Agreement within seven days after receipt of notice from the other party that a payment is due by such party to the appropriate taxing authority, which notice shall be accompanied by appropriate documentation demonstrating that such payment is due.

        3.5 COOPERATION. The parties shall cooperate with each other in connection with the contest of any additional tax liability asserted by any taxing authority. The parties shall also cooperate with each other in securing a refund of federal and state income tax for the Stockholders as a result of any final determinations described in Section 3.3.

        3.6 RESPECTIVE LIABILITY. Each of the Stockholders shall be liable to the Company for his or her allocable share of the total liabilities of the Stockholders under this Agreement. Such allocable share shall be based on the Stockholders' relative percentage interests in the Company as of the day before the Termination Date.


                                   ARTICLE IV

                                 MISCELLANEOUS

        4.1 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute an instrument representing the Agreement between the parties hereto.

        4.2 CONSTRUCTION OF TERMS. Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

        4.3 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Utah without regard to Utah choice of law rules.

        4.4 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties.





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        4.5 ASSIGNMENT.  This Assignment and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties any rights or remedies hereunder. This Agreement will be assumed by 1-800 CONTACTS, INC., a Delaware corporation (the "Surviving Corporation"), upon completion of the merger between the Company and the Surviving Corporation immediately prior to the completion of the Public Offering.

        4.6 INTERPRETATION. The title, article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

        4.7 SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be held to be illegal, invalid or unenforceable in any respect, the same shall not in any respect affect the validity, legality or enforceability of the remainder of this Agreement, and the parties shall use their best efforts to replace such illegal, invalid or unenforceable provisions with an enforceable provision approximating, to the extent possible, the original intent of the parties.

        4.8 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                1-800 CONTACTS, INC.

                                By:_________________________________
                                Name:
                                Title:

                                STOCKHOLDERS:


                                ____________________________________
                                Jonathan C. Coon


                                ____________________________________
                                John F. Nichols


                                ____________________________________





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                                Stephen Yacktman


                                ___________________________________________
                                Jonathan C. Coon, as custodian under the Uniform Gift to Minors Act for and on behalf of Hannah K. Coon


                                ___________________________________________
                                Jonathan C. Coon, as custodian under the Uniform Gift to Minors Act for and on behalf of Abigail I. Coon


                                ___________________________________________
                                Carolyn Z. Yacktman, as trustee of the
                                Carolyn Z. Yacktman 1997 QTIP Trust


                                ___________________________________________
                                Carolyn Z. Yacktman, as co-trustee of the Yacktman Family Trust


                                ___________________________________________
                                Gregory Jackson, as co-trustee of the
                                Yacktman Family Trust

                                Citicorp Trust South Dakota,
                                as co-trustee of the Yacktman Family Trust

                                By:________________________________________
                                Name:
                                Title:


                                ___________________________________________
                                Alphonso Zepf


                                ___________________________________________
                                April Zepf





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